Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2010

AND REAFFIRMS FULL YEAR 2011 GUIDANCE

NEWPORT BEACH, CA—March 9, 2011–Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter and Full Year 2010 Financial Results

Revenue for the fourth quarter of 2010 was $117.7 million compared to $119.5 million in the fourth quarter of 2009. For full year 2010, revenue was $478.9 million, which was within the Company’s guidance range of $470 million to $500 million. Full year 2009 revenue was $505.5 million.

Alliance’s Adjusted EBITDA (as defined below) was $35.0 million in the fourth quarter of 2010 compared to $38.2 million in the fourth quarter of 2009. For full year 2010, Adjusted EBITDA totaled $158.1 million, which was within the Company’s guidance range of $155 million to $180 million. Full year 2009 Adjusted EBITDA was $180.3 million.

Alliance’s net loss, computed in accordance with GAAP, totaled ($29.6) million in the fourth quarter of 2010 and ($11.0) million in the fourth quarter of 2009. Full year 2010 net loss totaled ($32.7) million compared to net income of $0.5 million for full year 2009.

Net loss per share on a diluted basis, computed in accordance with generally accepted accounting principles (“GAAP”), was ($0.56) per share in the fourth quarter of 2010 and ($0.21) per share in the fourth quarter of 2009. In the fourth quarter of 2010, net loss per share on a diluted basis was impacted by ($0.50) in the aggregate due to non-cash impairment charges, fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs. In the fourth quarter of 2009, net loss per share on a diluted basis was impacted by ($0.18) in the aggregate due to costs related to the debt refinancing, fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs.

Net loss per share on a diluted basis was ($0.62) per share for full year 2010 and earnings per share were $0.01 per share for full year 2009. For full year 2010 net loss per share on a diluted basis was impacted by ($0.55) in the aggregate due to non-cash impairment charges, fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs. Full year 2009 net loss per share on a diluted basis was impacted by ($0.20) in the aggregate due to costs related to the debt refinancing, fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs.

Alliance HealthCare Services

Press Release

March 9, 2011

The fourth quarter and full year 2010 included non-cash impairment charges totaling $42.1 million, or $25.7 million net of tax. Alliance believes that the reduction in fair value which prompted the impairment charges is a result of sustained high unemployment rates, a reported decline in physician office visits, and other conditions in the United States arising from global economic conditions. These factors have had a sustained negative impact on the Company’s stock price and on the fair value of its reporting units. As a result, Alliance recorded non-cash impairment charges in the fourth quarter and full year 2010. The fourth quarter and full year 2009 included $14.6 million, or $8.9 million net of tax, in loss on extinguishment related to the debt refinancing transaction completed in December 2009.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance continued its industry leading operating performance and cash flow generation while maintaining a strong balance sheet in 2010. With the completion of four acquisitions and the development of a strong professional radiology services and teleradiology presence, Alliance continues to evolve strategically to provide high-intensity outsourced clinical services to hospitals. These services include diagnostic imaging, women’s breast health care, radiation therapy and related oncology services and professional radiology services. Alliance serves the needs of more than 1,000 hospitals nationally and remains committed to providing superior clinical care to the more than one million patients that we treat annually.”

Cash flows provided by operating activities were $19.8 million in the fourth quarter of 2010 compared to $30.5 million in the fourth quarter of 2009, and totaled $104.9 million and $139.1 million for full years 2010 and 2009, respectively. Capital expenditures in the fourth quarter of 2010 were $20.7 million compared to $22.4 million in the fourth quarter of 2009, and were $64.5 million and $73.8 million for full years 2010 and 2009, respectively. Alliance opened seven new fixed-site imaging centers in the fourth quarter of 2010 and a total of 18 new fixed-site imaging centers in the full year 2010. As previously announced, the Company acquired a radiation therapy center in the fourth quarter of 2010.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $556.1 million at December 31, 2010 and $556.0 million at December 31, 2009. In the fourth quarter of 2010, the Company invested $2.1 million in acquisitions, and for the full year 2010, the Company invested $33.8 million in acquisitions. Cash and cash equivalents were $97.2 million at December 31, 2010 and $111.9 million at December 31, 2009. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 3.5x for the twelve month period ended December 31, 2010.

The Company’s total long-term debt (including current maturities) decreased to $653.3 million at December 31, 2010 from $667.9 million at December 31, 2009. The Company’s total debt divided by last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 4.1x for the twelve month period ended December 31, 2010.

Alliance HealthCare Services

Press Release

March 9, 2011

Full Year 2011 Guidance

Alliance reaffirms its full year 2011 guidance ranges:

Guidance Ranges
(dollars in millions)
Revenue	$475 - $505
Adjusted EBITDA	$140 - $165
Cash capital expenditures	$65 - $75
Decrease in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions)	$20 - $40
Fixed-site imaging center openings	20 - 25
Radiation therapy center openings	3 - 5

Fourth Quarter and Full Year 2010 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing fourth quarter and full year 2010 results. The conference call is scheduled for Thursday, March 10 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International). Interested parties should call at least 5 minutes prior to the call to register. A telephone replay will be available until June 10, 2011. The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The conference call identification number is 48691678.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Alliance HealthCare Services

Press Release

March 9, 2011

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 2,300 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 535 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 132 locations across the country. Alliance also operates 27 radiation therapy centers, providing state-of-the-art treatment and care for cancer patients.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the implementation of strategic initiatives, the integration of acquired businesses into the Company, the opening of new imaging and radiation oncology centers, and the Company’s full year 2011 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Revenues	$119,482	$117,697	$505,513	$478,855
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	68,321	68,014	270,381	264,725
Selling, general and administrative expenses	16,514	17,564	67,579	67,110
Transaction costs	13	896	893	2,439
Severance and related costs	654	156	1,404	1,002
Impairment charges	—	42,095	—	42,095
Depreciation expense	23,540	22,541	94,918	92,321
Amortization expense	2,742	3,238	11,000	12,439
Interest expense and other, net	12,514	12,451	45,894	51,203
Loss on extinguishment of debt	14,600	—	14,600	—
Other (income) and expense, net	(300)	37	(1,178)	(590)

Total costs and expenses	138,598	166,992	505,491	532,744

(Loss) income before income taxes, earnings from unconsolidated investees, and noncontrolling interest	(19,116)	(49,295)	22	(53,889)
Income tax (benefit) expense	(7,961)	(19,314)	308	(20,799)
Earnings from unconsolidated investees	(1,153)	(1,427)	(3,831)	(4,327)

Net (loss) income	(10,002)	(28,554)	3,545	(28,763)
Less: Net income attributable to noncontrolling interest	(1,034)	(1,036)	(3,064)	(3,890)

Net (loss) income attributable to Alliance HealthCare Services, Inc.	$(11,036)	$(29,590)	$481	$(32,653)

Comprehensive (loss) income, net of taxes
Net (loss) income attributable to Alliance HealthCare Services, Inc.	$(11,036)	$(29,590)	$481	$(32,653)
Unrealized gain (loss) on hedging transactions, net of taxes	231	628	(233)	1,723

Comprehensive (loss) income, net of taxes:	$(10,805)	$(28,962)	$248	$(30,930)

(Loss) earnings per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$(0.21)	$(0.56)	$0.01	$(0.62)

Diluted	$(0.21)	$(0.56)	$0.01	$(0.62)

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,879	52,822	51,738	52,780
Diluted	51,879	52,822	52,155	52,780

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2009	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$111,884	$97,162
Accounts receivable, net of allowance for doubtful accounts	61,912	62,956
Deferred income taxes	19,058	7,344
Prepaid expenses and other current assets	9,184	9,802
Other receivables	4,197	3,594

Total current assets	206,235	180,858
Equipment, at cost	863,804	902,829
Less accumulated depreciation	(523,748)	(591,145)

Equipment, net	340,056	311,684
Goodwill	194,243	193,126
Other intangible assets, net	100,188	94,622
Deferred financing costs, net	17,143	14,883
Other assets	29,971	21,028

Total assets	$887,836	$816,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,888	$15,541
Accrued compensation and related expenses	17,311	17,061
Accrued interest payable	3,789	5,812
Other accrued liabilities	32,887	37,138
Current portion of long-term debt	16,902	9,709

Total current liabilities	94,777	85,261
Long-term debt, net of current portion	463,455	455,747
Senior notes	187,533	187,809
Other liabilities	3,737	1,229
Deferred income taxes	103,572	72,496

Total liabilities	853,074	802,542
Stockholders’ equity:
Common stock	516	525
Treasury stock	(2,333)	(2,551)
Additional paid-in capital	10,652	16,062
Accumulated comprehensive loss	(2,392)	(669)
Retained earnings	21,477	(11,176)

Total stockholders’ equity attributable to Alliance HealthCare Services, Inc.	27,920	2,191
Noncontrolling interest	6,842	11,468

Total stockholders’ equity	34,762	13,659

Total liabilities and stockholders’ equity	$887,836	$816,201

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2009	2010
Operating activities:
Net income (loss)	$3,545	$(28,763)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	2,387	1,343
Share-based payment	6,080	5,580
Depreciation and amortization	105,918	104,760
Impairment of assets	—	42,095
Amortization of deferred financing costs	2,384	2,744
Accretion of discount on long term debt	2,220	1,528
Adjustment of derivatives to fair value	(4,035)	186
Distributions (less than) greater than undistributed earnings from investees	(106)	1,223
Deferred income taxes	(894)	(20,765)
Excess tax benefit from share-based payment arrangements	(12)	(32)
Gain on sale of assets	(1,277)	(589)
Loss on extinguishment of debt	14,600	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,925	(538)
Prepaid expenses	2,090	(312)
Other receivables	1,724	603
Other assets	(209)	228
Accounts payable	4,095	(4,419)
Accrued compensation and related expenses	(1,264)	(315)
Accrued interest payable	147	2,023
Income taxes payable	(488)	(326)
Other accrued liabilities	(622)	(1,326)
Other liabilities	(77)	—

Net cash provided by operating activities	139,131	104,928

Investing activities:
Equipment purchases	(73,830)	(64,522)
Decrease (increase) in deposits on equipment	3,733	(2,163)
Acquisitions, net of cash received	(760)	(34,298)
Decrease in cash in escrow	2,947	485
Investment in unconsolidated joint venture	(240)	(250)
Proceeds from sale of assets	7,698	3,349

Net cash used in investing activities	(60,452)	(97,399)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Year Ended December 31,
	2009	2010
Financing activities:
Principal payments on equipment debt	(8,218)	(6,904)
Proceeds from equipment debt	1,469	358
Principal payments on term loan facility	(351,600)	(4,600)
Proceeds from term loan facility	450,800	—
Principal payments on senior subordinated notes	(294,418)	(5,582)
Proceeds from senior notes	187,511	—
Payments of debt issuance costs	(17,794)	(484)
Payments of debt retirement costs	(757)	—
Payments of contingent consideration	—	(355)
Noncontrolling interest in subsidiaries	(5,428)	(4,575)
Proceeds from shared-based payment arrangements	229	78
Purchase of treasury stock	(1,906)	(219)
Excess tax benefit from share-based payment arrangements	12	32

Net cash used in financing activities	(40,100)	(22,251)

Net increase (decrease) in cash and cash equivalents	38,579	(14,722)
Cash and cash equivalents, beginning of period	73,305	111,884

Cash and cash equivalents, end of period	$111,884	$97,162

Supplemental disclosure of cash flow information:
Interest paid	$41,198	$43,401
Income taxes paid, net of refunds	(553)	425
Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$2,132	$1,602
Capital lease obligations related to the purchase of equipment	9,703	575
Capital lease obligations transferred	(707)	—
Comprehensive (loss) gain from hedging transactions, net of taxes	(233)	1,723
Equipment purchases in accounts payable	4,205	229
Non-cash contribution of equipment	3,781	—
Contingent consideration for acquisitions	—	3,489
Noncontrolling interest assumed in connection with acquisitions	—	5,036

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology business is performing and is being managed. Management believes that Adjusted EBITDA is a particularly useful comparative measure within the Company’s industry. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology business.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income, as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$(11,036)	$(29,590)	$481	$(32,653)
Income tax (benefit) expense	(7,961)	(19,314)	308	(20,799)
Interest expense and other, net	12,514	12,451	45,894	51,203
Amortization expense	2,742	3,238	11,000	12,439
Depreciation expense	23,540	22,541	94,918	92,321
Share-based payment (included in selling, general and administrative expenses)	1,571	1,357	6,014	5,516
Noncontrolling interest in subsidiaries	1,034	1,036	3,064	3,890
Severance and related costs	654	156	1,404	1,002
Transaction costs	13	896	893	2,439
Impairment charges	—	42,095	—	42,095
Loss on extinguishment of debt	14,600	—	14,600	—
Other non-cash charges (included in other income and expenses, net)	545	92	1,703	603

Adjusted EBITDA	$38,216	$34,958	$180,279	$158,056

The reconciliation from net income (loss) to Adjusted EBITDA for the 2011 guidance range is shown below (in millions):

	2011 Full Year Guidance Range
Net (loss) income	($14)	$0
Income tax (benefit) expense	(6)	3
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	160	162

Adjusted EBITDA	$140	$165

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Fourth Quarter Ended
	December 31,
	2009	2010
MRI
Average number of total systems	273.0	287.8
Average number of scan-based systems	235.5	240.6
Scans per system per day (scan-based systems)	8.23	8.15
Total number of scan-based MRI scans	125,738	124,906
Price per scan	$396.23	$385.08
Scan-based MRI revenue (in millions)	$49.8	$48.1
Non-scan based MRI revenue (in millions)	4.7	5.3

Total MRI revenue (in millions)	$54.5	$53.4

PET and PET/CT
Average number of systems	119.3	117.7
Scans per system per day	5.82	5.52
Total number of PET and PET/CT scans	44,739	41,977
Price per scan	$1,080	$1,026
Total PET and PET/CT revenue (in millions)	$48.8	$43.6

Revenue breakdown (in millions)
Total MRI revenue	$54.5	$53.4
PET and PET/CT revenue	48.8	43.6
Radiation oncology revenue	10.0	11.6
Other modalities and other revenue	6.2	9.1

Total revenues	$119.5	$117.7

	2009	2010
Total fixed-site revenue (in millions)
First quarter ended March 31	$29.1	$27.5
Second quarter ended June 30	29.8	29.1
Third quarter ended September 30	27.7	30.3
Fourth quarter ended December 31	26.5	30.2
Year ended December 31	$113.1	$117.1

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts. The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended December 31, 2010 is as follows:

	(a) Revenue Lost	(b) New Revenue	MRI Revenue Gap
2009
First Quarter	($5.7)	$2.3	($3.4)
Second Quarter	(9.0)	6.8	(2.2)
Third Quarter	(12.5)	4.2	(8.3)
Fourth Quarter	(12.8)	7.4	(5.4)
2010
First Quarter	(7.3)	5.2	(2.1)
Second Quarter	(5.6)	6.6	1.0
Third Quarter	(4.8)	7.0	2.2
Fourth Quarter	(1.9)	3.3	1.4
Last Twelve Months Ended
December 31, 2010	($19.6)	$22.1	$2.5